United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 23, 2010	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On September 23, 2010, Comtech Telecommunications Corp. (the “Company”) issued a press release announcing its results of operations for its fourth quarter and year ended July 31, 2010 and provides initial fiscal 2011 financial guidance.

A copy of the press release issued by the Company concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 2.02 (including the exhibit hereto) relating to this announcement shall not be deemed filed under the Securities and Exchange Commission’s rules and regulations and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01               Other Events.

On September 23, 2010, the Company issued a press release announcing the initiation of a quarterly cash dividend program and $100.0 million stock repurchase program.

A copy of the press release issued by the Company concerning the foregoing is furnished herewith as Exhibit 99.2 and is incorporated herein by reference. The information in this Item 8.01 (including the exhibit hereto) relating to this announcement shall not be deemed filed under the Securities and Exchange Commission’s rules and regulations and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1
Press Release, dated September 23, 2010, reporting the financial results of the Company for its fourth quarter and fiscal year ended July 31, 2010 and providing initial fiscal 2011 financial guidance (furnished and not filed herewith solely pursuant to Item 2.02).

99.2
Press Release, dated September 23, 2010, announcing the initiation by the Company of a quarterly cash dividend program and $100.0 million stock repurchase program (furnished and not filed herewith solely pursuant to Item 8.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: September 23, 2010

By:	/s/ Michael D. Porcelain
Name: Michael D. Porcelain
Title: Senior Vice President and
Chief Financial Officer